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                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

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                                 FORM 8-A

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             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                        GOLDEN STATE VINTNERS, INC.
          (Exact Name of Registrant as Specified in Its Charter)


                   DELAWARE                                      77-0412761
  (State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification No.)

          500 DRAKE'S LANDING ROAD                                 94904
           GREENBRAE, CALIFORNIA                                (Zip Code)
  (Address of Principal Executive Offices)

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                  None
                            (Title of Class)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

          Securities Act registration statement file number to which this form relates: 333-51443

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                     Class B Common Stock, par value
                              $0.01 per share
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                              (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of Registrant's Class B Common Stock, par value $0.01 per share, contained in the prospectus which forms a part of Registrant's Registration Statement on Form S-1 (File No. 333-51443) as filed on April 30, 1998, under the caption "Description of Capital Stock," is incorporated herein by this reference.

ITEM 2.   EXHIBITS.

          The following Exhibits are filed as part of this Registration
Statement:

          1. Registrant's Registration Statement on Form S-1 (Registration No. 333-51443) (the "S-1 Registration Statement"), filed with the Commission on April 30, 1998 (incorporated by reference);

          2. Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement);

          3. Bylaws of Registrant (incorporated by reference to Exhibit 3.3 of the S-1 Registration Statement);

          4. Specimen of certificate evidencing Registrant's Class B Common Stock, par value $0.01 per share, registered hereunder (incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement);

          5. Amended and Restated Stockholders Agreement dated as of October 10, 1996 by and among the Registrant and certain holders of the Registrant's capital stock (incorporated by reference to Exhibit 4.4 of the S-1 Registration Statement);

          6. Registration Rights Agreement dated as of April 27, 1995 by and among the Registrant and certain holders of the Registrant's Common Stock (incorporated by reference to Exhibit 4.2 of the S-1 Registration Statement);

          7. Registration Rights Agreement dated October 10, 1996 by and among the Registrant and certain holders of the Registrant's Common Stock (incorporated by reference to Exhibit 4.3 of the S-1 Registration
Statement);

          8. Certificate of Designations of the 12% Senior Redeemable Preferred Stock of the Registrant, as amended and currently in effect (incorporated by reference to Exhibit 3.4 of the S-1 Registration Statement);

          9. Certificate of Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Junior Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Registrant, as amended and currently in effect (incorporated by reference to Exhibit 3.5 of the S-1 Registration Statement).

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                                  SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           GOLDEN STATE VINTNERS, INC.



Dated:  July 20, 1998                      By:  /s/ Jeffrey B. O'Neill
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                                                    Jeffrey B. O'Neill
                                                    President and
                                                    Chief Executive Officer


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